This Memorandum of Agreement ("Agreement") dated as of this 23rd day of October, 1998, is executed by the parties identified below, each of which is referred to individually as a "PARTY" and collectively as the "PARTIES":

             a) THE ENERGY NETWORK, INC. ("TEN"), a Connecticut corporation and wholly-owned subsidiary of CTG
                 Resources, Inc., with offices at 60 Columbus Boulevard, Hartford, CT;

             b) PRATT & WHITNEY CANADA INC. ("P&WC"), a Canadian corporation, with offices at 1000 Marie-Victorin, Longueuil, Quebec, Canada, J4G 1A1;

             c) OXFORD TECHNOLOGIES, INC. ("Oxford"), a Connecticut corporation, with offices at 221 South Street, Building "H", New Britain, CT; 06051; and

             d) CARRIER CORPORATION ("Carrier"), a Delaware corporation, with offices at P.O. Box 4800, 6304
                 Carrier Parkway, Syracuse, NY.

   WHEREAS, the Parties have held discussions among themselves concerning the development, construction and operation of certain district energy and co-generation facilities; and

   WHEREAS, the Parties consider there to exist a market among customers who will seek to out-source the responsibilities attendant to such facilities; and

   WHEREAS, each of the Parties possesses specific skills, experience and capabilities that are complementary to the other Parties and that in combination can, in the opinion of the Parties, enable such district energy and co-generation facilities to be developed; and

   WHEREAS, the Parties now seek to establish their agreement that will facilitate and enable them to pursue such out-sourcing opportunities;

   NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

   SECTION 1.     SCOPE OF AGREEMENT

        1.1 OBJECTIVE/SCOPE OF AGREEMENT: The Parties are interested in entering into a marketing arrangement as set forth herein whereby the Parties' specific skills, experience, and capabilities are used to identify, propose and facilitate the implementation of "out-sourced" (i.e. contracted out development, ownership and operation) district energy (electric, heating and cooling) and "out-sourced" co-generation (primary electric power with heat recovery for value added) power projects for small to medium size industrial, commercial, and institutional customers, using P&WC's






             0.4 MW - 3.5 MW gas turbines, in either new (greenfield) or retrofit of existing facilities in the New York State and New England (i.e. specifically the states of Massachusetts, Maine, Connecticut, New Hampshire, Rhode Island and Vermont) area (the "Projects"). The foregoing description shall not preclude the Parties from unanimously agreeing, from time to time, to jointly pursue other out-sourced district energy and out-sourced co-generation opportunities in other geographic areas.

        1.2 PRELIMINARY UNDERSTANDING: Each of the Parties shall exercise reasonable efforts in performing the obligations set forth herein and co-operate in good faith with the other Parties to that end as set forth herein. This Agreement represents the preliminary understanding of the Parties with respect to the subject matter hereof. Each Project in which the Parties participate is expected to necessitate contract documents and other arrangements specific to that Project.

        1.3 ROLE OF THE PARTIES: Subject to the terms hereof, each Party shall have the following roles in respect of any Projects awarded pursuant hereto:

             a) TEN shall serve as the lead entity. TEN may request the efforts and lead the activities of the other Parties in all aspects that relate to the preparation of proposals in respect of Projects, in accordance with the terms hereof.
                  TEN shall be under no obligation to incur any third party costs in connection with the preparation or development of proposals other than as expressly set forth herein or pursuant hereto. TEN also shall have the right, but not the obligation, to: i) serve as the Prime Contractor (as hereafter defined) with individual customers either as the sole Prime Contractor or co-Prime Contractor with Carrier and to ii) own and operate the Projects. TEN or an affiliated company shall be entitled to bid on the provision of natural gas and transportation service to Projects within the territory of TEN or its affiliate, and natural gas only to Projects outside its territory, the whole subject to Section
                  1.4 hereof.

                  In its role as owner/operator and/or Prime Contractor, TEN shall also supply or manage the supply of, as appropriate, all other engineering design, material and services procurement, construction services, and initial system check-out, start-up, and commissioning necessary to create a "turnkey" facility.

             b) P&WC will be entitled to bid on the supply and maintenance of the gas turbine engines for all Projects whose requirements dictate engines in the 0.4 MW to 3.5 MW range ("Engines") and related engineering maintenance services, it being understood that it shall do so either by supplying same itself or






                  through another entity under any packaging agreement it may enter into (as same may be amended, supplemented, restated or replaced from time to time the "Packaging Agreement"), which packager may also become a party to this Agreement. In the event that the packager becomes a party to this Agreement, P&WC shall be relieved from its obligations hereunder to the extent that they are being performed by the packager including the obligations set forth in Section 5.3 hereof.
                  It is understood that P&WC s obligations in connection with any Project under this Agreement shall be subject to P&WC establishing a Packaging Agreement with a packager suitable, in P&WC s sole opinion, for packaging its engines. In the event that i) such Packaging Agreement is not established;
                  ii) such Packaging Agreement is terminated, iii) the packager has withdrawn from this Agreement; or iv) the packager has failed to fully support the goals, objectives and intent of this Agreement, in P&WC s opinion, P&WC may send a notice to the packager terminating this Agreement as it relates to the packager and either aa) nominate a replacement for the packager, bb) directly supply the Engines itself, or cc) itself withdraw from this Agreement, at P&WC s sole option. The Parties also agree that, notwithstanding anything herein to the contrary, P&WC shall be free to enter into a Packaging Agreement with and sell Engines to a packager that does not enter into or adhere to this Agreement, in whole or in part, and shall not be in breach of this Agreement as a result of any such Packaging Agreement or sales pursuant thereto, including where the Engine is ultimately destined for use in a potential Project. P&WC will use reasonable efforts to participate in sales presentations, as appropriate. P&WC shall not, and shall not be obliged to, be the Prime Contractor or contracting party with any Project customer.

             c) Oxford will have a business development role within such geographic region as the Parties have designated in accordance with Section 1.1. Oxford will participate in sales presentations, as appropriate. The Parties expect that TEN will enter into a sales agreement with Oxford that, among other things, specifies the nature of the sales activities to be conducted by Oxford, which such sales agreement, including the remuneration payable thereunder, to be unanimously approved by the Parties. Notwithstanding the approval of this sales agreement by P&WC and Carrier, TEN shall remain solely responsible for all of its obligations thereunder without contribution or indemnification from P&WC or Carrier.

             d) Carrier will be the supplier of HVAC systems and services used in Projects. Carrier may act as Prime Contractor, where applicable. Carrier Regional Sales Offices are expected to be significant contributors to promotional activity.

             None of the Parties shall be obligated to do so, but each of them






             may, with the consent of the other Parties (other than TEN where such consent is not required), acquire equity in any Project, provided however that the Parties recognize that TEN is expected to furnish and own all of the equity in Projects executed hereunder. All services and materials which any Party (other than TEN) supplies as an in kind contribution with the consent of the other Parties pursuant hereto shall be considered by the Committee as a potential equity investment in the Project in accordance with
             Section 5.3b).

             This Section sets forth the anticipated functions of the Parties in respect to any Project without creating any obligation on the part of any Party which is not evidenced by a contract executed pursuant to a Prime Contract (as hereafter defined) with a Project customer.

        1.4 COMPETITIVENESS OF PARTY CONTRACTS: The Prime Contractor on any Project shall use its best efforts to secure customer approval of the other Parties as sub-contractors. Any such contract proposed to be entered into between the Prime Contractor with any Party or affiliate of any Party, must be negotiated in good faith on an arm s-length basis and must have terms that are reasonable in view of those available in the market from unaffiliated third parties.

        SECTION 2.     ACCESS TO INFORMATION; CONFIDENTIALITY

        2.1 ACCESS TO INFORMATION: Subject to the terms of this Section 2 and the Proprietary Information Agreement (as hereafter defined), each Party shall provide to the other Parties data, documents, and any other information that is, in the disclosing Party s sole opinion, pertinent to the objectives stated herein at Section 1.1 and any particular Project.

        2.2 CONFIDENTIALITY: The Parties hereto have entered into a Proprietary Information Agreement dated April 22, 1998 and attached hereto and incorporated herein as Annex A (as same may be amended, renewed, extended, supplemented, restated or replaced from time to time the "Proprietary Information Agreement"). The obligations of each Party to the Proprietary Information Agreement shall remain in effect for the term specified therein, notwithstanding the termination or expiration of this Agreement, and the Proprietary Information Agreement is hereby amended to extend the term thereof to be co-terminous with this Agreement. The Parties agree that the terms of this Agreement shall constitute "Proprietary Information" under the Proprietary Information Agreement and shall be treated as such in accordance with the terms thereof.

        2.3 PROPERTY RIGHTS: It is understood and agreed that no license, express or implied, under any copyright, patents, trade secrets or know how ("Know How") of any Party is granted hereunder or by any disclosure of confidential or proprietary information hereunder or






             under the Proprietary Information Agreement. Each Party shall retain all of its property rights in any such Know How which it possessed prior to the date of this Agreement and the property rights to any new Know How developed by that Party, either alone or in conjunction with other Parties, during the performance of its obligations hereunder shall, subject to any restrictions imposed by any Prime Contract, vest in such Party.

        2.4 NO PRESS RELEASES: Each Party agrees that it shall not, without the other Parties' written consent, issue a press release or have any contact with or respond to the news media with any sensitive or confidential information with respect to this Agreement or any Project or proposed Project.

        SECTION 3.     EXCLUSIVITY

        During the term of the Agreement and any extension thereof agreed to by the Parties, the Parties hereto agree to refer to TEN potential Projects (i.e. projects which meet the definition of "Projects" set forth in Section 1.1) in accordance with Section 5.2 hereof and to work exclusively with each other to propose and facilitate the implementation of Projects that have been determined will be pursued
        pursuant to the terms hereof.   For greater clarity, no Party shall
        participate in any competing proposals in respect of Projects that have been determined will be pursued hereunder, unless it is not awarded a sub-contract pursuant hereto. It is further agreed that any Party that has voted to reject a potential Project shall not participate, directly or indirectly, in such potential Project for a period of twelve (12) months following formal rejection of such potential Project by such Party although the Parties who have voted to approve such Project may nevertheless pursue same, either jointly or individually. Notwithstanding the foregoing or anything herein to the contrary, if the Party which voted to reject a Project can demonstrate that it was actively pursuing such potential Project on a non out-sourced basis or that the potential Project did not otherwise meet the definition of "Project" hereunder, including at the time it was brought to the attention of the Parties for the purposes of a vote hereunder, such Party may continue to pursue such Project on such basis.

        SECTION 4.     MANAGEMENT, RELATIONSHIP

        4.1 COMMITTEE: The Parties activities hereunder in respect of Projects shall be directed by an executive committee (the "Committee") comprised of four (4) members, each one representing a Party. Each Party may, at any time, change its member of the Committee or appoint an alternate during its member s absence. Appointments shall be effected by written notice to the other Parties. The Committee shall, among other things, meet at least quarterly (which meetings may include telephonic meetings, and the minutes of which shall be recorded in writing) to discuss the status of Project related activities, to schedule and coordinate future activities, to select consultants and other advisors, to






             prepare budgets, and conduct such other business as the Committee determines to be consistent with this Agreement.

             Each of the Parties hereby designates the following Committee members:

             TEN            James P. Laurito
             P&WC           Michael Foley
             Oxford         Nicholas F. DeFelice Sr.
             Carrier        Roger D. Morey

        4.2 VOTING: Except as expressly set forth in this Agreement, all decisions (including all technical and financial decisions and the approval of Projects and Project proposals) with respect to this Agreement, as well as all decisions regarding basic policies and procedures, shall require the unanimous consent of the Parties acting through the Committee.

        4.3 RELATIONSHIP: The business relationship intended by this Agreement is one of team members with one or more of the Parties acting as Prime Contractor and some as sub-contractor. This relationship is not intended to be and shall not be construed as creating any fiduciary relationship, an agency or joint venture, partnership, consortium or formal business organization or association of any kind; each Party is and shall remain an independent contractor. No other relationship shall be created by any reference to the parties operating as a "team" for the purposes hereof. No Party shall have any right, power or authority to create any obligations, express or implied on behalf of any other Party. For greater certainty, the Parties hereby agree that no Party shall be obliged to grant any form of financial assistance or guarantee pursuant hereto unless it has expressly agreed to do so. Each Party shall pay all wages, salaries and other amounts due its respective employees and shall be responsible for all obligations respecting them relating to income tax withholdings, unemployment insurance premiums, health care and pension plan contributions and other similar responsibilities. Notwithstanding anything herein to the contrary, the obligations of the Parties shall be limited to the co-operation set forth herein in respect of the referral, proposal, and facilitation of the implementation of Projects by way of appropriate sub-contracts.

        SECTION 5.     PROJECT DEVELOPMENT PROCESS

        5.1 MARKETING: Each Party is expected to designate a marketing/sales resource person to participate as necessary on a
             Marketing/Business Development Team ("Team") led by TEN. Accordingly, each of the Parties hereby designates the following Team members which may be changed at any time by the appointing
             Party:
             TEN            William Reis






             P&WC           E. A. Traynor
             Oxford         Scott F. DeFelice
             Carrier        Rolando A. Furlong

             The Team will produce a marketing, sales, and promotional plan consistent with objectives of the Parties in accordance with this Agreement and which fully leverages the skills and name brand recognition of the Parties. Following approval by the Committee, it is expected that the Parties will share, in the proportions agreed to by the Committee, all costs thereof, including design and production of marketing plan materials to be distributed by the Parties and other Committee pre-approved advertising expenses.

        5.2 LEAD GENERATION AND EVALUATION: Each Party will refer to TEN potential Projects (i.e. projects which meet the definition of "Projects" set forth in Section 1.1) brought to its attention, for the consideration of the Committee. Each such potential Project will be recorded in a log maintained by TEN. The Committee shall establish criteria by which all such potential Projects are evaluated, and shall determine whether to submit proposals in all instances within a specific period. If the Committee determines that it will not submit a proposal with respect to any potential Project, then any Party may do so individually or with other Parties, the whole subject to Section 3 hereof.

             No potential Project opportunity shall become a Project governed by the terms of this Agreement unless unanimously approved by the Committee.

        5.3  PROPOSAL PREPARATION:

             a) The Parties shall use reasonable efforts to prepare competitive proposals in connection with the Projects.

             b) TEN will direct the preparation of all Project proposals, and shall prepare an estimate of i) any third party (including architectural or application engineering capabilities) costs,
                  ii) any in kind contribution by the Parties, or iii) any other costs that fall outside the normal scope of the Parties' respective roles as set forth in Section 1.3 hereof, that are necessary to prepare a proposal, such costs and contributions not to be incurred unless and until the Committee agrees as to the manner in which they are to be incurred, evaluated, allocated and assumed. The Parties shall submit to TEN data and information concerning such Party's share of the proposed contract including a proposed price (and, where requested by TEN, a breakdown of the proposed price as between goods and services supplied) for use in proposal preparation, shall make available appropriate personnel to work on its portion of the proposal, and shall provide reasonable assistance to TEN in preparation of the proposal. Without limiting the generality of the foregoing,






                  each Party commits to use reasonable efforts to provide such reasonable and appropriate application engineering capabilities on the preparation of their individual share of the proposal in respect of Projects identified and accepted by the Committee as such supplying Party determines in accordance with their roles identified in Section 1.3.

             c) TEN shall prepare the proposal, integrate the information provided by the other Parties, and, after Committee approval, submit the proposal to Project customers and shall include in the proposal each Party's proposed price for each Party's share of the contract. TEN shall have responsibility for the content of the proposal and agrees to consult with the other Parties, before submission of the proposal.

             d) TEN shall identify each Party as a proposed sub-contractor and shall describe in the proposal each Party s role.

             e) TEN shall be responsible for any communications with the Project customer and agrees to give the other Parties an opportunity to be present at meetings with the Project customer.

             f) TEN agrees to consult with, and obtain the concurrence of the other Parties, before making any changes in the proposal.

             g) TEN agrees to keep the other Parties fully advised of any changes in the proposal or the Project customer s requirements and timely advised of the status of the proposal.

             h) TEN shall use efforts that are reasonable and diligent after submission of the proposal to the customer to obtain the Project contract award. The other Parties shall assist in such efforts, as TEN may reasonably request.

        5.4 CONTRACT EXECUTION PHASE: Upon acceptance of a proposal by a Project customer, TEN shall prepare and execute all necessary documents with the customer (the "Prime Contract"), unless TEN and the other Parties consider it appropriate that another Party act in this ("Prime Contractor") capacity, with such Party s consent. The Prime Contractor shall be solely responsible to the Project customer for performance under the Prime Contract. Each Party is obliged to comply with terms of contracts signed by such Party with any other Party in connection with any Project, pursuant to receipt of Prime Contract by TEN or Carrier. Upon receipt of contract, the Prime Contractor (TEN and/or Carrier) will issue purchase orders and execute other appropriate contract documents with the other relevant Parties in connection with each such Party s role as set forth in Section 1.3 hereof, subject to reasonable negotiations on the terms of such purchase orders and contract documents and to the terms of the Packaging Agreement it






             being understood that the Project proposal and contract with the Project customer shall not contain any indemnities, warranties, covenants, undertakings or obligations which are greater in scope that those provided pursuant to each individual contract document, purchase order and/or Packaging Agreement. Upon execution of such purchase orders, or contract documents, the obligations of the Parties hereunder, other than those referred to in Section 12.7, shall cease in respect of such Project.

        5.5 POST COMPLETION: TEN expects to, and may at its option, assume all responsibility for operation and administration of Projects following their completion.

        SECTION 6.     COSTS; LIMITATION; REPRESENTATIONS

        6.1 COSTS: Each Party is responsible for its own costs and expenses in respect of this Agreement and any Project except as otherwise specifically agreed in this Agreement or otherwise in writing.

        6.2 LIMITATION: Notwithstanding any other provisions of this Agreement, in no event shall a Party, or its directors, officers, employees and agents, by reason of any of their respective acts or omissions relating to the development, negotiation, design, financing, acquisition, ownership, construction, operation or maintenance of any Project or relating to any of their obligations under this Agreement, be liable to any other Party whether in contract, tort, misrepresentation, warranty, negligence, strict liability or otherwise for any special, indirect, incidental, consequential, punitive or exemplary damages arising out of or in connection with this Agreement, or the performance, non-performance or breach thereof, even if such Party has been advised of the possibility of same or even if same were reasonably foreseeable.

        6.3 REPRESENTATIONS AND WARRANTIES: Each Party represents and warrants that (a) it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (b) it has the necessary power and authority to enter into and perform its obligations under this Agreement; (c) it has duly authorized the person(s) signing this Agreement to execute this Agreement on its behalf; and (d) the execution and delivery of this Agreement and its performance by such Party will not violate, result in a breach of or conflict with, its organizational documents or the terms of any other agreement binding on such Party. Except as set forth in this Section 6.3, the Parties make no other representation, warranty or guarantee.

        SECTION 7.     TERM; TERMINATION; WITHDRAWAL

        7.1 TERM: This Agreement shall have an initial term of two (2) years commencing as of the date hereof. It will renew automatically for additional terms of one year each, unless terminated by all the






             Parties.

        7.2 WITHDRAWAL BY ANY PARTY: Notwithstanding any other provision contained in this Agreement, any Party, in its sole and absolute discretion and upon thirty (30) days written notice to the other Parties, shall have the absolute right to withdraw from this Agreement at any time. Upon a withdrawal by a Party from this Agreement, this Agreement shall continue in effect with respect to the non-withdrawing Parties. Upon withdrawal by any Party, the other Parties shall be entitled to complete the development of any Projects for which a contract with a Project customer has been executed exclusive of the withdrawing Party, and the withdrawing Party and its affiliates agree not to participate in the development and acquisition of such Projects for which a contract with a Project customer has been executed in any manner for a twelve (12) month period following such withdrawal, including acting as consultant, and for a period of twelve (12) months in respect of any Project which it voted to reject pursuant to
             Section 3 hereof.

        7.3 DEEMED WITHDRAWAL: If any Party (a) suffers a change in control (i.e. with respect to Parties which are not publicly traded or whose ultimate parent company is not publicly traded, the direct or indirect authority to or right, by ownership of voting equity, contract or otherwise to elect a majority of the board of directors or other governing body of the subject person), that would in the other Parties opinion adversely affect this Agreement (b) files a voluntary petition in bankruptcy or seeks liquidation, reorganization, stay, moratorium or other form of debtor's relief under applicable laws, (c) consents to a bankruptcy or insolvency proceeding involuntarily brought against it or admits in writing its inability to pay its debt as they become due, (d) has an involuntary bankruptcy or insolvency proceeding brought against it and such proceeding is not timely contested or is not dismissed within sixty (60) days, (e) makes a general assignment for the benefit of creditors, or a receiver, trustee, liquidator or officer with similar powers is appointed with respect to its properties, or (f) materially breaches any of its material obligations under this Agreement, including, but not limited to, repeatedly failing to participate in meetings or decisions without valid cause, paying any costs it has agreed to pay on a timely basis after written notice, or otherwise faithfully discharging its material obligations to the other Parties hereunder or pursuant hereto (including repeated breaches by any Party of any sub-contract in respect of a Project), then all the other Parties shall have the right to give written notice to such Party that it will be deemed to have withdrawn from this Agreement unless such failure is cured within thirty (30) days. If the Party receiving such notice does not timely cure the default, then the other Parties (acting unanimously) may declare such Party as having withdrawn from this Agreement. A Party that is deemed to have withdrawn from this Agreement shall not






             participate in the development and acquisition of any Project for which a Contract with a Project customer has been executed pursuant hereto or which had been referred to TEN or the Committee for consideration prior to such deemed withdrawal for a twelve
             (12) month period following such withdrawal, including acting as a consultant.

        7.4 CONTINUED PERFORMANCE: Notwithstanding anything herein that may be construed to the contrary, a withdrawing Party (whether under Section 7.2 or 7.3 hereof) shall remain fully obligated to perform all of its obligations under or pursuant to this Agreement which were incurred prior to withdrawal in respect of a Project which the Parties have i) accepted to pursue in accordance with the terms hereof or ii) for which a contract with a Project customer has been signed.

        SECTION 8.     FORCE MAJEURE

        No Party shall be responsible for any failure to perform or for any delay in performance of the terms of this Agreement where the failure or delay is due to acts of God or the public enemy, war, riot, embargo, fire, explosion, sabotage, flood, accident; strikes, lockouts or other labour disturbances from whatever cause arising; enactment, promulgation or issuance of any laws, regulations, orders or decrees of any competent governmental, regulatory or judicial authority; or, without limiting the foregoing, any circumstances of like or different character beyond such Party's control.

        SECTION 9.     GOVERNING LAW; ARBITRATION; REMEDIES

        9.1 GOVERNING LAW: This Agreement shall be interpreted in accordance with and governed by the laws of the State of Connecticut, without regard to the conflicts of law principles thereof. The UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS shall not apply to this Agreement, and the Prime Contractor shall use its best efforts to exclude same under any contract with any Project customer.

        9.2 ARBITRATION: All disputes arising in connection with or under this Agreement other than in respect of the Proprietary Information Agreement or the Packaging Agreement shall be finally settled by arbitration, using the AMERICAN ARBITRATION ASSOCIATION RULES then in effect (the "Rules") by arbitrators appointed in accordance with the Rules. The arbitration shall he held in Hartford, Connecticut (USA) and the arbitration proceedings shall be conducted, and the award shall be rendered, in the English language. All decisions rendered by arbitrators shall be final, binding and non-appealable. This agreement to arbitrate shall be binding upon the successors, assigns and any trustee or receiver of any Party. The arbitrators shall have the right and obligation to award attorneys fees and costs to the prevailing Party(ies) arbitration.






        9.3 REMEDIES: In the event of any breach or threatened breach of this Agreement by any Party hereto, the other Parties shall be entitled to equitable relief through an injunction in addition to any other rights and remedies available to it.

        9.4 NON-RECOURSE: The obligations of the Parties under this Agreement are obligations of the Parties only and no recourse shall be available against any officer, director, stockholder or, except as permitted under applicable law, partner of any Party.

        SECTION 10.    COMPLIANCE WITH LAWS

        Each Party shall comply with all applicable federal, provincial, state and municipal laws, rules and regulations in effect or hereafter adopted (including with the U.S. FEDERAL PROCUREMENT INTEGRITY ACT) relating to its efforts hereunder and shall defend, indemnify and hold the other Parties harmless from and against any and all losses, costs, expenses (including reasonable attorney's fees and disbursements), taxes, penalties, fines, liabilities, claims or damages resulting from or in any manner connected with any non-compliance thereto.

        SECTION 11.    NOTICE

        Any notice, demand or other communication required or permitted to be given to any Party shall be in writing and shall be:

                  a)   personally delivered to such Party;

                  b)   sent by prepaid overnight courier; or

                  c) sent by facsimile transmission or similar method of recorded communication, charges prepaid, confirmed by prepaid overnight courier.

        Any notice, demand or other communication given pursuant to subparagraphs (a), (b) and (c) above shall be delivered or sent to the intended recipient at its address indicated on the signature pages hereof.

        Any Party may from time to time change its address by written notice to the other Party given in accordance with the provisions hereof.
   Any notice, demand or other communication delivered in accordance with paragraph (a) above shall be deemed to have been received on the first business day following the date of its delivery; if sent in accordance with paragraph (b) above, it shall be deemed to have been received on the second business day following the date it was so sent; and if sent in accordance with paragraph c) above, it shall be deemed to have been received on the first business day following the date of its transmission by facsimile or similar method of recorded communication. Any notice of change of address shall be deemed to be received only when actually received.

        SECTION 12.    GENERAL






        12.1 PREAMBLE; INTEGRATION: The preamble and Exhibits hereto shall form an integral part hereof as if recited at length. The terms and provisions contained in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof.

        12.2 NO WAIVER:   No amendment or waiver of this Agreement shall be
             binding unless executed in writing by all of the Parties. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        12.3 BINDING NATURE AND ASSIGNMENT: This Agreement will be binding on and enure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign this Agreement or any of their rights or obligations hereunder or delegate the performance thereof to a third party (subject to the Packaging Agreement) without the prior written consent of the other Parties.

        12.4 SEVERABILITY: Any provision in this Agreement which is held to be illegal or unenforceable in any jurisdiction shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions and any such illegal or unenforceable provision shall be deemed to be restated to reflect as nearly as possible the original intention of the Parties in accordance with applicable law.

        12.5 EXTENDED MEANINGS: In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include all genders. The word "person" includes, subject to the context in which it appears, an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative.

        12.6 HEADINGS: The division of this Agreement into Sections, subsections and Annexes and the insertion of headings are for convenience of reference only and shall not affect its construction or interpretation.

        12.7 SURVIVAL: The following provisions shall survive the expiration of termination of this Agreement, including the withdrawal, deemed or voluntary, of any Party:
                  SECTION 2.2       Confidentiality
                  SECTION 2.3       Property Rights
                  SECTION 6.2       Limitation of Liability
                  SECTION 7         Termination
                  SECTION 10        Compliance with Laws
                  SECTION 12        General

        12.8 COUNTERPARTS:  This Agreement may be executed in one or more






             counterparts, each of which when so executed shall be deemed an original, but all of which taken together shall constitute one and the same complete and executed agreement.

        12.9 EFFECTIVE AGREEMENT: If executed in counterparts, this Agreement shall become effective when each Party to this Agreement shall have received counterparts hereof signed by all of the other Parties hereto.



















































        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


             The Energy Network, Inc.      Oxford Technologies, Inc.



             per: S/ James Laurito         per: S/ Nicholas F. DeFelice
                 --------------------           ------------------------
             Name:     James Laurito       Name:     Nicholas F.
             Title:    Vice President      DeFelice
                  Business Development     Title:    President

             Address:                      Address:
             60 Columbus Boulevard         221 South Street,
             P. O. Box 1500                Building "H"
             Hartford, CT 06144-1500       New Britain, CT, 06051

             Fax Number: 860 727-3064      Fax Number: (860) 225-3755
             Attention:     Vice President Attention:     President
                       Business
             Development


             Pratt & Whitney Canada Inc.   Carrier Corporation



             Per: S/ Reginald F. Steers    Per: S/ Roger D. Morey
                 ------------------------       --------------------
             Name:     Reginald F. Steers  Name:     Roger D. Morey
             Title:    Vice President      Title:    Vice President
                  Finance                       Business Development

             Address:                      Address:
             1000 Marie-Victorin           P.O. Box 4800
             Longueuil, Quebec             6304 Carrier Parkway
             Canada, J4G 1A1               Syracuse, NY

             Fax Number:  (450) 442-7298   Fax Number:  (315) 432-3898
             Attention:     General        Attention:     Vice President
             Manager,                                Business
                       Industrial Engine   Development
             Division











                                     Annex A

                        Proprietary Information Agreement

















































